EXHIBIT 3.2
SAFEGUARD SCIENTIFICS, INC.
AMENDED AND RESTATED BYLAWS
     These are the Amended and Restated Bylaws of Safeguard Scientifics, Inc. (the “Corporation”), a corporation formed and organized pursuant to the Business Corporation Law Commonwealth of Pennsylvania (the “Business Corporation Law”), adopted as of this 23rd day of October, 2007.
ARTICLE I
NOTICE — WAIVERS
     SECTION 1.     MANNER OF GIVING NOTICE.
               (a)            General Rule. Any notice required to be given to any person under the provisions of the Business Corporation Law or by the Articles of Incorporation of the Corporation (the “Articles”) or these bylaws (“Bylaws”), shall be given to the person either personally or by sending a copy thereof:
                                (1)  By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the Corporation or, in the case of directors of the Corporation (“Director(s)”), supplied by the Director to the Corporation for the purpose of notice. Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person.
                                (2)  By facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the Corporation for the purpose of notice. Notice pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.
A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these Bylaws.
               (b)            Adjourned Shareholder Meetings. When a meeting of the Shareholders of the Corporation (“Shareholder(s)”) is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of Directors of the Corporation (the “Board” or the “Board of Directors”) fixes a new record date for the adjourned meeting, in which event notice shall be given in accordance with Article I, Section 3(a).
               (c)            Bulk Mail Notice. If the Corporation has more than 30 Shareholders, notice of any regular or special meeting of the Shareholders (or any other notice required by the Business Corporation Law or by the Articles or these Bylaws to be given to all Shareholders or to all holders of a class or series of shares) at least 20 days prior to the day named for the meeting or any corporate or Shareholder action specified in the notice may use any class of postage prepaid mail.
     SECTION 2.     NOTICE OF MEETINGS OF BOARD OF DIRECTORS. Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each Director by telephone or in writing at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall specify the day, hour and geographic location. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting.
     SECTION 3.     NOTICE OF MEETINGS OF SHAREHOLDERS.
               (a)            General Rule. Written notice of every meeting of the Shareholders shall be given by, or at the direction of, the secretary of the Corporation (“Secretary”) or other authorized person to each Shareholder of record entitled to vote at the meeting at least (10) ten days prior to the day named for a meeting (and, in the case of a meeting that will consider a merger, consolidation, share exchange or division, also to each Shareholder of record not entitled to vote at the meeting) that will consider a fundamental change under 15 Pa.C.S. Chapter 19, or (2) five days prior to the day named for the meeting in any other case. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of Shareholders, the notice shall specify the general nature of the business to be transacted.
               (b)            Notice of Action by Shareholders on Bylaws. In the case of a meeting of Shareholders that has as one of its purposes action on these Bylaws, written notice shall be given to each Shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.
     SECTION 4.     WAIVER OF NOTICE.
               (a)            Written Waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.
               (b)            Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, before the formal commencement of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
     SECTION 5.     MODIFICATION OF PROPOSAL CONTAINED IN NOTICE. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the Articles or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not materially enlarge its original purpose.
     SECTION 6.     EXCEPTION TO REQUIREMENT OF NOTICE.
               (a)            General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.
               (b)            Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any Shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the Shareholder are returned unclaimed or the Shareholder has otherwise failed to provide the Corporation with a current address. Whenever the Shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the Shareholder in the same manner as to other Shareholders.
     SECTION 7.     USE OF CONFERENCE TELEPHONE AND OTHER TECHNOLOGY. Except as otherwise provided in these Bylaws, one or more persons may participate in a meeting of the incorporators, the Board of Directors or the Shareholders of the Corporation by means of conference telephone, the Internet or similar communications equipment or electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.
ARTICLE II
SHAREHOLDERS
     SECTION 1.     PLACE OF HOLDING MEETINGS. All meetings of the Shareholders shall be held at the registered office of the Corporation in Wayne, in the County of Chester, in the Commonwealth of Pennsylvania, or such other location within or without the Commonwealth of Pennsylvania as the Board of Directors may designate. If a meeting of Shareholders is held by means of the Internet or other electronic technology pursuant to which the Shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the Shareholders and pose questions to the Directors, the meeting need not be held at a particular geographic location.
     SECTION 2.     ANNUAL MEETING OF SHAREHOLDERS. The Board of Directors may fix the day, hour and geographic location of the annual meeting of the Shareholders, but if no such day, hour or geographic location is fixed by the Board, the meeting for any calendar year shall be held on the fourth Wednesday of May in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o’clock A.M., and at said meeting, the Shareholders then entitled to vote shall elect Directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the day designated by the Board of Directors, any Shareholder may cause the Secretary to call the meeting at any time thereafter by requesting, in writing, that the meeting be called for a particular date and time by notice given in accordance with these Bylaws.
     SECTION 3.     VOTING. Each Shareholder entitled to vote in accordance with the terms of the Articles and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such Shareholder; provided, however, that in all elections for Directors, every Shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he or she may be entitled by the number of Directors to be elected, and he or she may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates, and the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

     The vote for Directors or any question which may come before a Shareholders’ meeting need not be by ballot except upon demand made by a Shareholder at the election before the meeting begins.
     All elections shall be had and all questions decided by plurality vote, except as otherwise provided by the Articles and/or by the laws of the Commonwealth of Pennsylvania.
     The officer having charge of the transfer books shall make, at least five days before such meeting of the Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any Shareholder at any time during the whole time of the meeting.
     SECTION 4.     QUORUM. Any number of Shareholders together holding at least a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.
     SECTION 5.     ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may be adjourned from day to day or for such longer periods, not exceeding 15 days each, as the holders of a majority of the shares present in person or by proxy shall direct, provided, however, that any meeting at which Directors are to be elected shall be adjourned only as herein provided until such Directors have been elected and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.
     SECTION 6.     SPECIAL MEETINGS. HOW CALLED. Special meetings of the Shareholders shall be called by the Secretary at the request of the Chairman of the Board, President or Chief Executive Officer; by the Secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Secretary, signed by a majority of the Directors; or by the Secretary in his or her discretion. It shall be the duty of the Secretary to fix the specific day, hour and geographic location of the special meeting (which shall be held not more than 60 days after the receipt of the request) and to call the meeting by giving appropriate notice thereof. If the Secretary neglects or refuses to fix the specific day, hour or geographic location of the special meeting, the person or persons requesting the meeting may do so.
     SECTION 7.     FINANCIAL REPORT TO SHAREHOLDERS. It shall not be necessary for the Directors to cause to be sent to the Shareholders the financial report set forth in Section 318 of the Business Corporation Law.
     SECTION 8.     DETERMINATION OF SHAREHOLDERS OF RECORD.
               (a)            Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice of, and/or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of Shareholders. Only Shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of Shareholders of record for any other purpose. When a determination of Shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.
               (b)           Determination When a Record Date is Not Fixed. If a record date is not fixed:
                   (1)     The record date for determining Shareholders entitled to notice of and/or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.
                   (2)     The record date for determining Shareholders entitled to express consent or dissent to corporate action without a meeting, when prior action by the Board of Directors is not necessary, to call a special meeting of the Shareholders, or to propose an amendment of the Articles, shall be the close of business on the day on which the first consent or dissent, request for a special meeting or petition proposing an amendment of the Articles is filed with the Secretary of the Corporation.
                   (3)     The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
               (c)            Certification by Nominee. The Board of Directors may adopt a procedure whereby a Shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the Shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the Shareholder making the certification.
     SECTION 9.     VOTING LISTS.
               (a)            General Rule. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at any meeting of Shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof except that if the Corporation has 5,000 or more Shareholders, in lieu of the making of the list, the Corporation may make the information therein available at the meeting by any other means.
               (b)            Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any Shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the Shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of Shareholders.
     SECTION 10.     CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Shareholders or of a class of Shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the

Shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.
     SECTION 11.     MINORS AS SECURITYHOLDERS. The Corporation may treat a minor who holds shares or obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of Shareholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.
     SECTION 12.     USE OF CONFERENCE TELEPHONE OR OTHER TECHNOLOGY. The presence or participation, including voting and taking other action, at a meeting of Shareholders, or the expression of consent or dissent to corporate action, by a Shareholder by conference telephone or other electronic means, including the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the Shareholder for purposes of the Business Corporation Law, the Articles and these Bylaws.
ARTICLE III
DIRECTORS
     SECTION 1.     NUMBER, TERM, QUORUM. The number of Directors shall consist of such number of Directors as may be determined from time to time by resolution of the Board of Directors. The Directors shall be elected by plurality vote at the annual meeting of the Shareholders and each Director shall be elected for a term of at least one year and except in the event of his resignation shall serve until his successor shall be elected and shall qualify. Each Director of the Corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania nor a Shareholder of the Corporation.
     A majority of the Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.
     SECTION 2.     ANNUAL MEETING OF DIRECTORS. The Board of Directors shall hold an annual meeting for the purposes of organization, the election of officers and the transaction of business, which meeting may be held immediately after the annual meeting of Shareholders or at such other day, hour and geographic location as may be designated in the notice of meeting given in accordance with Article I, Section 2 of these Bylaws.
     SECTION 3.     ELECTION OF OFFICERS. At their annual meeting, or at any subsequent meeting, the Directors shall elect a Chairman of the Board of Directors, a President, a Treasurer (or person performing similar duties) and a Secretary, and there may also be one or more Vice Presidents (organized by rank, as may be designated by the Board of Directors from time to time) and such other officers and assistant officers as the needs of the Corporation may require, none of whom need be Directors. Such officers and assistant officers shall hold office until the next annual election of officers or until such later date as their successors have been elected and qualified or until their earlier death, resignation or removal.

     SECTION 4.     MEETINGS - GENERALLY. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.
     SECTION 5.     REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such day, hour and geographic location as shall be designated in the notice of meeting given in accordance with Article I, Section 2 of these Bylaws.
     SECTION 6.     SPECIAL MEETINGS. HOW CALLED. Special meetings of the Board may be called by the Secretary at the request of the Chairman of the Board of Directors, the Chief Executive Officer or the President; by the Secretary, upon the written request, delivered to the Secretary, of any two Directors; or by the Secretary in his or her discretion, in accordance with Article I, Section 2 of these Bylaws.
     SECTION 7.     ORGANIZATION OF MEETINGS. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Chairman of the Nominating & Corporate Governance Committee, the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a person chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting
     SECTION 8.     QUORUM OF AND ACTION BY DIRECTORS; CONSENT.
               (a)            General Rule. A majority of the Directors of the Corporation in office as of the subject date shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.
               (b)            Action by Consent. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation.
     SECTION 9.     EXECUTIVE AND OTHER COMMITTEES.
               (a)            Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:
                (1)     The submission to Shareholders of any action requiring approval of Shareholders under the Business Corporation Law.
                (2)     The creation or filling of vacancies in the Board of Directors.

                (3)     The adoption, amendment or repeal of these Bylaws.
                (4)     The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.
                (5)     Action on matters committed by a resolution of the Board exclusively to another committee of the Board.
               (b)            Alternate Committee Members. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.
               (c)            Term. Each committee of the Board shall serve at the pleasure of the Board.
               (d)            Committee Procedures. Except to the extent prohibited by Article III, Section 9(a) of these Bylaws, the term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board.
     SECTION 10.     COMPENSATION. The Board of Directors shall have the authority to fix the compensation of Directors for their services as Directors and a Director may be a salaried officer of the Corporation.
     SECTION 11.     USE OF CONFERENCE TELEPHONE OR OTHER TECHNOLOGY. Any Director may participate in any meeting of the Board of Directors by means of conference telephone, the Internet or other similar communications equipment or electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.
     SECTION 12.     GENERAL POWERS OF DIRECTORS; PERSONAL LIABILITY.
               (a)            The Board of Directors shall have the general power to manage the business of the Corporation, and subject to the restrictions imposed by law, by the Articles, or by these Bylaws, may exercise all the powers of the Corporation as provided in Section 302 of the Business Corporation Law, as amended.
               (b)            A Director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the Director has breached or failed to perform the duties of his or her office under 42 Pa.C.S. Section 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to local, state or Federal law. The provisions of this subsection shall be effective January 27, 1987, but shall not apply to any action filed prior to that date nor to any breach of performance of duty or any failure of performance of duty by a Director occurring prior to that date.

ARTICLE IV
OFFICERS
     SECTION 1.     OFFICERS GENERALLY.
               (a)            Number, Qualifications and Designation. The officers of the Corporation shall be a President, one or more Vice Presidents (organized by rank, as may be designated by the Board of Directors from time to time), a Secretary, a Treasurer (or person performing similar duties), and such other officers as may be elected in accordance with the provisions of Article IV, Section 2 of these Bylaws. Officers may but need not be Directors or Shareholders of the Corporation. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board, who shall be officers of the Corporation. Any number of offices may be held by the same person.
               (b)            Bonding. The Corporation may, but is not required to, secure the fidelity of any or all of its officers by bond or otherwise.
               (c)            Standard of Care. In lieu of the standards of conduct otherwise provided by law, officers of the Corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to Directors of the Corporation. An officer of the Corporation shall not be personally liable, as such, to the Corporation or its Shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the Articles, these Bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.
     SECTION 2.     ELECTION, TERM OF OFFICE AND RESIGNATIONS.
               (a)            Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Article IV, Section 3 of these Bylaws, shall be elected annually by the Board of Directors, and each such officer shall hold office for a term of one year or until such later date as a successor has been elected and qualified or until his or her earlier death, resignation or removal.
               (b)            Resignations. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.
     SECTION 3.     SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require or the Board deems advisable, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of

Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
     SECTION 4.     REMOVAL OF OFFICERS AND AGENTS. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     SECTION 5.     VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Article IV, Section 3 of these Bylaws, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.
     SECTION 6.     AUTHORITY.
               (a)            General Rule. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these Bylaws.
               (b)            Chief Executive Officer. The Chairman of the Board or the President, as designated from time to time by the Board of Directors, may (but is not required to) be the Chief Executive Officer of the Corporation.
     SECTION 7.     THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board or in the absence of the Chairman, the Vice Chairman of the Board, or in the absence of a Chairman or Vice Chairman of the Board, a chairman appointed at the meeting, shall preside at meetings of the Board of Directors, and shall perform such other duties as may from time to time be requested by the Board of Directors.
     SECTION 8.     THE PRESIDENT. The President shall have general supervision over the business and operations of the Corporation subject, however, to the control of the Board of Directors and, if the Chairman of the Board is the Chief Executive Officer, the Chairman of the Board. The President shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the Board of Directors and, if the Chairman of the Board is the Chief Executive Officer of the Corporation, the Chairman of the Board.
     SECTION 9.     THE VICE PRESIDENTS. The Vice Presidents shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to them by the Board of Directors or the President.

     SECTION 10.     THE SECRETARY. The Secretary or an Assistant Secretary shall attend all meetings of the Shareholders and of the Board of Directors and all committees thereof and shall record all the votes of the Shareholders and of the Directors and prepare the minutes of the meetings of the Shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, including those specifically set forth in these Bylaws, and such other duties as may from time to time be assigned by the Board of Directors or the President.
     SECTION 11.     THE TREASURER. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in banks or other places of deposit as the Board may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as Treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the President.
     SECTION 12.     SALARIES. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the Board or by the officer or committee to which the power to appoint such officers or to retain or appoint such employees or other agents has been delegated pursuant to Article IV, Section 3 of these Bylaws. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a Director of the Corporation.
ARTICLE V
RESIGNATIONS; FILLING OF VACANCIES;
INCREASE OF NUMBER OF DIRECTORS
     SECTION 1.     RESIGNATIONS. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
     SECTION 2.     FILLING OF VACANCIES. If the office of any Director or member of a committee becomes vacant, the remaining Directors in office, though less than a quorum, by a majority vote, may elect any qualified person to fill such vacancy, who shall hold office for the unexpired term or until such later date as his or her successor shall be duly elected by the Shareholders at the next annual meeting or at any special meeting duly called for that purpose and held prior thereto or until his or her earlier death, resignation or removal.
     SECTION 3.     INCREASE OF NUMBER OF DIRECTORS. The number of Directors may be increased at any time, by amendment of these Bylaws, by the affirmative vote of a majority of the Directors or, by the affirmative vote of a majority in interest of the Shareholders, at any regular or special meeting, called and held for such purpose, and by like vote the additional Directors may be elected at such meeting to hold office until the next annual meeting of the Shareholders or at any special meeting duly called for that purpose and held prior thereto.

ARTICLE VI
CAPITAL STOCK
     SECTION 1.     SHARE CERTIFICATES.
               (a)            Form of Certificates. Certificates representing the shares of the Corporation’s capital stock shall be in such form as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the Corporation is authorized to issue shares of more than one class or series, certificates for shares of the Corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any Shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.
               (b)            Share Register. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.
     SECTION 2.     ISSUANCE. The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. They shall be executed in such manner as the Board of Directors shall determine by resolution from time to time. Where a certificate is signed by a transfer agent or registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has be placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.
     SECTION 3.     TRANSFER. Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.
     SECTION 4.     RECORD HOLDER OF SHARES. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.
     SECTION 5.     LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.
     SECTION 6.     UNCERTIFICATED SHARES. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or instruct its transfer agent to, send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of this Article, Sections 1 through 3 and 5 hereof shall be inapplicable to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures for registration of transfers.
     SECTION 7.     RIGHTS. Rights issued pursuant to the Rights Agreement, dated February 28, 2000, between the Corporation and ChaseMellon Shareholder Services, L.L.C. (the “Rights Agreement”) may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to restrictions contained in, the Rights Agreement.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 1.     CORPORATE SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL PENNSYLVANIA.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     SECTION 2.     FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year.
     SECTION 3.     OFFICES. The registered office of the Corporation shall be established and maintained at the address set forth in the Articles, until otherwise established by an amendment to the Articles or by the Board of Directors and a record of such change is filed with the Department of State in the manner provided by law. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.
     SECTION 4.     CHECKS, DRAFTS, NOTES. All checks, drafts, notes, bills of exchange or other evidence of indebtedness or other similar orders in writing issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     SECTION 5.     CONTRACTS.
               (a)            General Rule. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the Shareholders, the Board of Directors may authorize any officer or agent to enter into any contact or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.
               (b)            Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and on behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.
     SECTION 6.     INTERESTED DIRECTORS OR OFFICERS; QUORUM.
               (a)            General Rule. A contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its Directors or officers are Directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:
                (1)     the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors may be less than a quorum;
                (2)     the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those Shareholders; or
                (3)     the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the Shareholders.
               (b)            Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified in subsection (a).
     SECTION 7.     DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the Corporation as the Board of Directors shall from time to time designate.
     SECTION 8.     CORPORATE RECORDS.
               (a)            Required Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, Shareholders and Directors and a share register giving the names and addresses of all Shareholders and the number and class of shares held by each. The share register shall be kept at the registered office of the Corporation in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, at any actual business office of the Corporation, or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.
               (b)            Right of Inspection by Shareholders. Every Shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, Shareholders and Directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a Shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, or in care of the person in charge of an actual business office of the Corporation.
               (c)            Examination by Directors. Any Director shall have the right to examine the Corporation’s share register, a list of its Shareholders and its other books and records for a purpose reasonably related to the person’s position as a Director.
               (d)            Examination Subject to Confidentiality. Any examination of the Corporation’s share register, list of Shareholders, books and records of account, and other records in accordance with subsections (b) and (c) above shall be subject to such reasonable conditions of confidentiality and other safeguards as shall be necessary or appropriate, in the judgment of the Board of Directors of the Corporation, to protect the Corporation’s proprietary, trade secret and other legally protectable information.
ARTICLE VIII
AMENDMENTS
     SECTION 1.     AMENDMENT OF BYLAWS. The Shareholders by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote, or the Directors, by the affirmative vote of a majority of the Directors, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of these Bylaws.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.
     SECTION 1.     SCOPE OF INDEMNIFICATION.
               (a)            The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except (1) where such indemnification is expressly prohibited by applicable law, (2) where the conduct of the indemnified representative has been finally determined pursuant to Article IX,

Section 6 or otherwise to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. § 1746 (b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or to be based upon or attributable to the receipt by the indemnified representative of a personal benefit from the Corporation to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Article IX, Section 6 of these Bylaws to be otherwise unlawful.
               (b)            If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.
               (c)            The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.
               (d)            For purposes of this Article:
                (1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a Director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;
                (2) “indemnified representative” means any and all Directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise);
                (3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and
                (4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.
     SECTION 2.     PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article IX or these Bylaws generally, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the Directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 6 of this Article or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.
     SECTION 3.     ADVANCING EXPENSES. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1 or 2 of this Article or the initiation of or participation in which is authorized pursuant to Section 2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 6 of this Article or otherwise that such person is not entitled to be indemnified by the Corporation pursuant to this Article. Neither action by the Board of Directors nor confirmation of the financial ability of an indemnified representative to repay an advance shall be a prerequisite to the making of such advance.
     SECTION 4.     SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter or letters of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and Directors and shall not be subject to voidability.
     SECTION 5.     PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.
     SECTION 6.     ARBITRATION. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 1(d)(2) of this Article in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.
     SECTION 7.      DISCHARGE OF DUTY. An indemnified representative shall be deemed to have discharged such person’s duty to the Corporation if he or she has relied in good faith on information, opinions, reports or statements prepared or presented by any of the following:
                      (1)     one or more officers or employees of the Corporation whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;
                      (2)     legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes are within the person’s professional or expert competence; or
                      (3)     a committee of the Board of Directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.
     SECTION 8.     MANDATORY INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.
     SECTION 9.     CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.
     SECTION 10.    CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights to indemnification and advancement of expenses under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only as to conduct of an indemnified representative occurring thereafter and shall not affect any rights or obligations then existing.
     SECTION 11.    SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.
     SECTION 12.     RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.
     SECTION 13.     INTERPRETATION. The provisions of this Article have been approved and ratified by the Shareholders of the Corporation and are intended to constitute Bylaws authorized by Section 410F of the Business Corporation Law and Section 8365 of the Directors Liability Act (42 Pa.C.S. 8365).
     SECTION 14.     NON-EXCLUSIVE. The provisions of these Bylaws contained in this Article IX shall not be deemed to be exclusive of other arrangements the Corporation may choose to enter into regarding indemnification of its officers and directors.
ARTICLE X
INAPPLICABILITY OF SUBCHAPTERS 25G AND 25H
OF 15 PA.C.S.
     SECTION 1.     CONTROL-SHARE ACQUISITIONS. Subchapter 25G (relating to control-share acquisitions) of 15 Pa.C.S. or any corresponding provisions of succeeding law shall not be applicable to the Corporation. (Adopted by the Board of Directors on July 25, 1990.)
     SECTION 2.     DISGORGEMENT. Subchapter 25H (relating to disgorgement by certain controlling Shareholders following attempts to acquire control) of 15 Pa.C.S. or any corresponding provision of succeeding law shall not be applicable to the Corporation. (Adopted by the Board of Directors on July 25, 1990.)